Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT:	Kevin T. Thompson
EVP and Chief Financial Officer
Sky Financial Group, Inc.
(419) 254-6068

SHARE BUYBACK PROGRAM AUTHORIZED

September 17, 2004 (Bowling Green, Ohio; NASDAQ: SKYF) Sky Financial Group, Inc. announced today that its Board of Directors has authorized a common stock repurchase plan, through which the Company may repurchase up to 2 million shares of Sky Financial common stock over a twelve month period in the open market or in privately negotiated transactions for general corporate purposes.

Sky Financial Group is a $14.3 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 50 largest publicly-held bank holding companies in the nation. The company operates 285 financial centers and over 300 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, an asset management organization; and Sky Insurance and Stouffer-Herzog Insurance Agency, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

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